SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: April 24, 2006
FIRST FINANCIAL BANCORP.
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-12379 (Commission File Number)	31-1042001 (IRS Employer Identification No.)

300 High Street Hamilton, Ohio (Address of principal executive offices)	45011 (Zip Code)
Registrant’s telephone number, including area code: (513) 867-5447
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement.
Short-Term Incentive Plan
On April 24, 2006, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of First Financial Bancorp. (the “Company”) ratified the Short-Term Incentive Plan (the “Plan”). All of the Company’s employees, including the Company’s named executive officers (the “Named Executive Officers”), as defined by Item 402(a)(3) of the Securities and Exchange Commission’s Regulation S-K, will participate in the Plan. The Plan will be in effect beginning with the current fiscal year, which ends December 31, 2006.
Under the Plan, a target percentage will be established for each participant, at the beginning of each fiscal year, based upon median competitive award levels for short-term incentive compensation within the financial services industry. The target percentage, after being adjusted for performance as described below, will be applied to actual gross compensation paid for the fiscal year. The definition of gross compensation under the Plan includes base wages, overtime wages, commissions and incentives. Items excluded from the definition of gross compensation are bonuses, paid expenses, stock options and awards and restricted stock. On April 24, 2006, the Compensation Committee ratified the target percentages for the current fiscal year for each of the Named Executive Officers. Those target percentages are disclosed in the table below under the column “Short-Term Incentive Target Percentage.”
Two performance measures, return on equity (“ROE”) and growth in earnings per share (“EPS”) will be used to determine the actual awards under the Plan. For fiscal 2006, the Compensation Committee established threshold, target and maximum ROE levels based upon the performance of banks of a comparable asset size. In addition, the Compensation Committee established threshold, target and maximum EPS growth levels based upon reasonable growth expectations for the Company. At the end of fiscal 2006, the amount of the target percentage will be multiplied by a factor ranging from zero times the target percentage (for performance at or below the threshold ROE) up to two times the target percentage (for performance at or above the maximum ROE). After adjusting the target percentage based upon ROE performance (the “Adjusted Percentage”), the amount of the Adjusted Percentage will be further modified based upon EPS growth. The EPS modifier will range from a 20% reduction to the Adjusted Percentage (for performance at or below the threshold EPS growth rate) to a 20% increase to the Adjusted Percentage (for performance at or above the maximum EPS growth rate). After applying the EPS modifier to the Adjusted Percentage, the resulting percentage will be applied to actual gross compensation paid for fiscal 2006 to determine the actual award.
Awards under the Plan will be paid in cash to participants as soon as practicable following the close of each fiscal year; however, no payment will be made until the awards have been determined and approved by the Compensation Committee. The Plan may be amended or discontinued at any time at the election of the Compensation Committee, provided that no amendment or discontinuation will reduce the rights of participants during a current fiscal year.

Named Executive Officer Compensation
On April 24, 2006, the Compensation Committee approved base salary increases, short-term incentive target percentages under the Plan, restricted stock awards and stock option grants for the Named Executive Officers, as disclosed in the table below.

					Number of
		Short-			Shares	Value of
		Term	Number of	Value of	Underlying	Stock
		Incentive	Shares of	Shares of	Stock	Option
Named Executive Officer	Base	Target	Restricted	Restricted	Option	Grant
and Principal Position	Salary (1)	Percentage	Stock	Stock (2)	Grant	(3)
Claude E. Davis President and Chief Executive Officer	$450,000	50%	17,300	$277,146	103,900	$299,232

C. Douglas Lefferson Executive Vice President and Chief Operating Officer	265,000	40%	4,200	67,284	25,400	73,152

J. Franklin Hall Senior Vice President and Chief Financial Officer	225,000	35%	2,900	46,458	17,300	49,824

Mark W. Immelt Executive Vice President, Wealth Resource Group	305,000	35%	3,900	62,478	23,500	67,680

Samuel J. Munafo Executive Vice President, Banking	220,000	35%	2,800	44,856	16,900	48,672

(1)	The increase in base salary is effective as of February 27, 2006.

(2)	The value of the restricted stock awards is based upon the closing price of the Company’s common stock as of April 24, 2006, which was $16.02 per share.

(3)	The value of the stock options granted was estimated using the Black-Scholes option valuation model.

Form 8-K	First Financial Bancorp.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANCORP.
By:	/s/ J. Franklin Hall
J. Franklin Hall
Senior Vice President and Chief Financial Officer

Date: April 28, 2006